SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

JK ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	87-0745202 (I.R.S. Employer Identification No.)

5847 San Felipe, Houston, Texas (Address of principal executive offices)	77057 (ZIP Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):
333-125211

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock (par value $0.0001 per share) Units (each Unit consisting of one share of Common Stock and two Warrants)	Name of each exchange on which each class is to be registered American Stock Exchange American Stock Exchange
Warrants (each Warrant is exercisable for one share of Common Stock)	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the common stock, units and warrants of JK Acquisition Corp. (the “Company”). The description of the common stock, units and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-125211, filed with the Securities and Exchange Commission on May 24, 2005, as amended on June 1, 2005, July 14, 2005 or as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein

Item 2. Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*	3.1 Amended and Restated Certificate of Incorporation.

*	3.2 Amended and Restated Bylaws.

*	3.3 Amendment to Amended and Restated Certificate of Incorporation.

*	4.1 Specimen Unit Certificate.

*	4.2 Specimen Common Stock Certificate.

*	4.3 Specimen Warrant Certificate.

*	4.4 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

*	4.5 Form of Unit Purchase Option

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-125211.

Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 19, 2005	JK ACQUISITION CORP.
	By:	/s/ James P. Wilson
James P. Wilson
Chairman of the Board and Chief Executive Officer